UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 29, 2015

PARSLEY ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36463	46-4314192
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

303 Colorado Street, Suite 3000

Austin, Texas 78701

(Address of Principal Executive Offices)

(Zip Code)

(737) 704-2300

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 29, 2015, Chris Carter informed the Board of Directors (the “Board”) of Parsley Energy, Inc. (the “Company”) of his decision to resign from his position as a member of the Board and all committees of the Board, effective as of January 5, 2016. Mr. Carter’s resignation was not due to any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.

Item 7.01 Regulation FD Disclosure.

On January 4, 2016, the Company issued a news release announcing its upcoming participation at the Goldman Sachs Global Energy Conference 2016 (the “Conference”) on January 6th and 7th, 2016. A copy of the news release is attached hereto as Exhibit 99.1. In connection with its participation at the Conference, the Company will post a new investor presentation to its website on January 6, 2016.

In addition, on January 5, 2016, the Company issued a news release announcing Mr. Carter’s resignation from the Board, effective as of January 5, 2016, as well as the appointment of Cecilia Camarillo to the position of Vice President—Accounting, effective as of January 1, 2016. A copy of the news release is attached hereto as Exhibit 99.2.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	News Release, dated January 4, 2016, titled “Parsley Energy to Participate in the Goldman Sachs Global Energy Conference 2016 on January 6th and 7th.”

99.2	News Release, dated January 5, 2016, titled “Parsley Energy Announces Resignation of Chris Carter from its Board of Directors and Promotion of Cecilia Camarillo to Vice President—Accounting.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARSLEY ENERGY, INC.

Date: January 5, 2016	By:	/s/ Colin W. Roberts
		Name:	Colin W. Roberts
		Title:	Vice President—General Counsel

EXHIBIT INDEX

Exhibit Number	Description

99.1	News Release, dated January 4, 2016, titled “Parsley Energy to Participate in the Goldman Sachs Global Energy Conference 2016 on January 6th and 7th.”

99.2	News Release, dated January 5, 2016, titled “Parsley Energy Announces Resignation of Chris Carter from its Board of Directors and Promotion of Cecilia Camarillo to Vice President—Accounting.”